News from

Buckeye
FOR IMMEDIATE RELEASE
                                                 Contact:                         Steve Dean
                                                                                     Sr. Vice President
and Chief Financial Officer
901-320-8352
Daryn Abercrombie
Investor Relations
901-320-8908
Website:  www.bkitech.com

BUCKEYE TECHNOLOGIES FIRST QUARTER 2012 EARNINGS RESULTS SCHEDULE

MEMPHIS, TN October 12, 2011 - Buckeye Technologies Inc. (NYSE:BKI) has scheduled a conference call for Wednesday, October 26, 2011 at 10:00 a.m. Central (11:00 Eastern) to discuss first quarter 2012 results.

All interested parties are invited to listen to the call live or tape delayed via the website www.streetevents.com or via the Company’s website homepage at www.bkitech.com.  Supplemental material for this call will be available on these websites.  The replay will be archived on these websites through November 24, 2011.

In addition, persons interested in listening by telephone may dial in at (800) 533-7619 within the United States.  International callers should dial (785) 830-1923. Participants should call no later than 9:50 a.m. CT.

To listen to the telephone replay of the call, dial (888) 203-1112 or (719) 457-0820.  The passcode is 6143782.  This replay will be available until midnight November 9, 2011.

A press release will be issued via Business Wire after the market closes on October 25.  If you do not receive a copy of this release, please contact Shirley Spears at (901) 320-8125.